UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2015

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that Steven Laub, the Company’s Chief Executive Officer, agreed to a Board of Directors’ request to extend his retirement date to facilitate the completion of an ongoing strategic evaluation process. A copy of the press release announcing Mr. Laub’s extension is attached hereto as Exhibit 99.1.

The terms of the employment extension with Mr. Laub are set forth in a letter agreement, dated August 24, 2015 (the “Letter Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company does not intend to make further public announcements regarding the status of the evaluation process until it is completed, and there can be no assurance as to its outcome or timing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated August 24, 2015.
99.1	Press release, dated August 24, 2015, entitled “Atmel CEO Extends Retirement Date to Facilitate Completion of Strategic Evaluation Process.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

August 24, 2015	By:	/s/ Steve Skaggs
Steve Skaggs
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 24, 2015.
99.1	Press release, dated August 24, 2015, entitled “Atmel CEO Extends Retirement Date to Facilitate Completion of Strategic Evaluation Process.”